News Release

Media Contact: Catherine Butler
24-Hour: 800.559.3853

Analysts: Mike Callahan
Office: 704.382.0459

Feb. 20, 2018

Duke Energy reports fourth quarter and full-year 2017 financial results

▪	GAAP reported diluted earnings per share (EPS) were $4.36 in 2017 compared to $3.11 in 2016; adjusted diluted EPS was $4.57 for 2017 compared to $4.69 for 2016

▪	Company achieves financial results near the high end of narrowed 2017 adjusted diluted guidance range

▪	2018 adjusted diluted EPS guidance range set at $4.55 to $4.85, including estimated impacts of the Tax Act

▪	Company reaffirms and extends to 2022 long-term earnings growth expectation of 4 to 6 percent off original 2017 midpoint of $4.60
CHARLOTTE, N.C. - Duke Energy (NYSE: DUK) today announced 2017 full-year reported diluted EPS, prepared in accordance with Generally Accepted Accounting Principles (GAAP) of $4.36, compared to $3.11 for full-year 2016. Duke Energy's full-year 2017 adjusted diluted EPS was $4.57, compared to $4.69 for full-year 2016.
Adjusted diluted EPS excludes the impact of certain items that are included in GAAP reported diluted EPS. The difference between 2017 GAAP reported diluted EPS and adjusted diluted EPS was largely due to costs to achieve the Piedmont merger, charges related to regulatory settlements and Commercial Renewables impairments; partially offset by the estimated impacts of the Tax Cuts and Jobs Act (the Tax Act) enacted in December 2017.
Full-year 2017 adjusted results were driven by unfavorable weather and the absence of International Energy, which was sold in December 2016. Partially offsetting these drivers were growth in the electric and gas businesses, including the addition of a full year's earnings contribution from Piedmont Natural Gas, and ongoing cost management efforts.
“This was an exceptional year for Duke Energy as we executed on our strategy and delivered on our commitments in 2017,” said Lynn Good, Duke Energy chairman, president and CEO. “By focusing on cost management and operational excellence, we achieved strong financial results, ending the year near the high end of our narrowed guidance range.
“Looking forward, we have the right long-term strategy in place, supported by a solid capital growth plan. Our vision is clear – we are investing in infrastructure our customers value and delivering sustainable growth for our investors.”

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Duke Energy's fourth quarter 2017 GAAP reported EPS was $1.00, compared to a loss per share of $0.33 for fourth quarter 2016. The loss per share in 2016 was primarily driven by a loss on the sale of International Energy. Fourth quarter 2017 adjusted diluted EPS was $0.94 compared to $0.81 for fourth quarter 2016. Higher adjusted results were driven by disciplined cost management efforts, including higher planned spending in fourth quarter 2016, and favorable weather; partially offset by the absence of International Energy.
The company has set its 2018 adjusted diluted EPS guidance range of $4.55 to $4.85, and reaffirmed and extended its long-term adjusted diluted EPS growth rate of 4 to 6 percent through 2022. The growth rate continues to be anchored to the midpoint of the original 2017 adjusted diluted guidance range, or $4.60 per share, and is supported by the company's robust growth capital plan.
Business segment results
In addition to the following summary of fourth quarter 2017 business segment performance, comprehensive tables with detailed EPS drivers for the quarter and full year 2017, compared to prior year, are provided in the tables at the end of this news release.
The discussion below of fourth quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. The tables at the end of this news release present a full reconciliation of GAAP reported results to adjusted results.
Electric Utilities and Infrastructure
On a reported basis, Electric Utilities and Infrastructure recognized fourth quarter 2017 segment income of $826 million, compared to $483 million in the fourth quarter of 2016. In addition to the drivers outlined below, fourth quarter 2017 results were impacted by a $231 million benefit related to the Tax Act and a $14 million after-tax charge related to regulatory settlements. These amounts were treated as special items and excluded from adjusted earnings.
On an adjusted basis, Electric Utilities and Infrastructure recognized fourth quarter 2017 adjusted segment income of $609 million, compared to $483 million in the fourth quarter of 2016, an increase of $0.18 per share.
Higher quarterly results at Electric Utilities and Infrastructure were primarily due to favorable weather (+$0.08 per share) and lower operation and maintenance expense (+$0.11 per share), driven by ongoing cost management and higher planned spending in 2016.
Gas Utilities and Infrastructure
On a reported basis, Gas Utilities and Infrastructure recognized fourth quarter segment income of $140 million, compared to $89 million in the fourth quarter of 2016. In addition to the drivers outlined below, fourth quarter 2017 results were impacted by a $26 million benefit related to the Tax Act, which was treated as a special item and excluded from adjusted earnings.

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On an adjusted basis, Gas Utilities and Infrastructure recognized fourth quarter adjusted segment income of $114 million, compared to $89 million in the fourth quarter of 2016, an increase of $0.04 per share.
Higher quarterly results at Gas Utilities and Infrastructure were driven by customer growth and increased integrity management investments at Piedmont (+$0.02 per share), as well as higher earnings from increased investment in the Atlantic Coast Pipeline (+$0.01 per share).
Commercial Renewables
On a reported basis, Commercial Renewables recognized fourth quarter 2017 segment income of $439 million, compared to $10 million in the fourth quarter of 2016. In addition to the drivers outlined below, fourth quarter 2017 results were impacted by a $442 million benefit related to the Tax Act and an $18 million after-tax impairment charge related to certain renewables investments. These amounts were treated as special items and excluded from adjusted earnings.
On an adjusted basis, Commercial Renewables recognized fourth quarter 2017 segment income of $15 million, compared to $10 million in the fourth quarter of 2016, an increase of $0.01 per share. Higher quarterly results at Commercial Renewables were primarily due to a new wind project brought on-line in late 2016 and improved wind resources.
Other
Other primarily includes interest expense on holding company debt and other unallocated corporate costs. It also includes results from Duke Energy’s captive insurance company and the equity method investment in NMC.
On a reported basis, Other recognized fourth quarter 2017 net expense of $700 million, compared to net expense of $209 million in the fourth quarter of 2016. In addition to the drivers outlined below, fourth quarter 2017 results were impacted by a $597 million charge related to the Tax Act and lower after-tax costs to achieve the Piedmont merger. These charges were treated as special items and excluded from adjusted earnings.
On an adjusted basis, Other recognized fourth quarter 2017 adjusted net expense of $82 million, compared to adjusted net expense of $57 million in the fourth quarter of 2016, a difference of $0.04 per share. Lower quarterly results at Other were primarily due to higher income tax expense (-$0.05 per share).
Duke Energy's consolidated reported effective tax rate for the fourth quarter of 2017 was 18.6%, compared to 26.6% in the fourth quarter of 2016, primarily due to the estimated impacts of the Tax Act in 2017. The consolidated adjusted effective tax rate for fourth quarter 2017 was 31.5%, compared to 30.4% in 2016. Adjusted effective tax rate is a non-GAAP financial measure. The tables at the end of this news release present a reconciliation of the GAAP reported effective tax rate to the adjusted effective tax rate.
Discontinued Operations
For the fourth quarter of 2016, Duke Energy's GAAP reported Loss from Discontinued Operations, net of tax included a loss on the sale of the International Disposal Group and other

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transaction-related costs, partially offset by the operating results of the International Disposal Group prior to the sale of $40 million. The operating results of $40 million, or $0.06 per share, were included in Duke Energy's adjusted earnings for the fourth quarter of 2016.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled from 10 to 11 a.m. ET today. In addition to discussing fourth quarter and year-end 2017 financial results, the company will provide its 2018 adjusted diluted earnings per share guidance range and other business and financial updates.
The conference call will be hosted by Lynn Good, chairman, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.
The call can be accessed via the investors' section (www.duke-energy.com/investors) of Duke Energy’s website or by dialing 888-428-9473 in the United States or 719-325-4869 outside the United States. The confirmation code is 5459491. Please call in 10 to 15 minutes prior to the scheduled start time.

A replay of the conference call will be available until 1 p.m. ET, March 2, 2018, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 5459491. An audio replay and transcript will also be available by accessing the investors' section of the company’s website.
Special Items and Non-GAAP Reconciliation
The following tables present a reconciliation of GAAP reported to adjusted diluted EPS for fourth quarter and full-year 2017 and 2016 financial results:

(In millions, except per-share amounts)	After-Tax Amount	4Q 2017 EPS	4Q 2016 EPS
Diluted EPS, as reported		$1.00	$(0.33)
Adjustments to reported EPS:
Fourth Quarter 2017
Costs to achieve Piedmont merger	$21	0.03
Regulatory settlements	14	0.02
Commercial Renewables impairments	18	0.03
Impacts of the Tax Act(a)	(102)	(0.14)
Discontinued operations	2	—
Fourth Quarter 2016
Costs to achieve mergers	134		0.19
Cost saving initiatives	18		0.03
Discontinued operations(b)	640		0.92
Total adjustments		$(0.06)	$1.14
Diluted EPS, adjusted		$0.94	$0.81

(a)
The Tax Act reduced the corporate income tax rate from 35 percent to 21 percent, effective January 1, 2018. As the tax change was enacted in 2017, Duke Energy is required to remeasure its deferred tax assets and liabilities at the lower rate. For Duke Energy's regulated operations, where the reduction is expected to be returned to customers in future rates, the remeasurement has been deferred as a regulatory liability.

(b)
Includes a loss on sale of the International Disposal Group. Represents the GAAP reported Loss from Discontinued Operations, less the International Disposal Group operating results, which are included in adjusted earnings.

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(In millions, except per-share amounts)	After-Tax Amount	Full-Year 2017 EPS	Full- Year 2016 EPS
Diluted EPS, as reported		$4.36	$3.11
Adjustments to reported EPS:
Full-Year 2017
Costs to achieve Piedmont merger	$64	0.09
Regulatory settlements	98	0.14
Commercial Renewables impairments	74	0.11
Impacts of the Tax Act(a)	(102)	(0.14)
Discontinued operations	6	0.01
Full-Year 2016
Costs to achieve mergers	329		0.48
Cost saving initiatives	57		0.08
Commercial Renewables impairment	45		0.07
Discontinued operations(b)	661		0.95
Total adjustments		$0.21	$1.58
Diluted EPS, adjusted		$4.57	$4.69

(a)
The Tax Act reduced the corporate income tax rate from 35 percent to 21 percent, effective January 1, 2018. As the tax change was enacted in 2017, Duke Energy is required to remeasure its deferred tax assets and liabilities at the lower rate. For Duke Energy's regulated operations, where the reduction is expected to be returned to customers in future rates, the remeasurement has been deferred as a regulatory liability.

(b)
Includes a loss on sale of the International Disposal Group. Represents the GAAP reported Loss from Discontinued Operations, less the International Disposal Group operating results, which are included in adjusted earnings.

Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings and adjusted diluted EPS.
Adjusted earnings and adjusted diluted EPS represent income from continuing operations attributable to Duke Energy, adjusted for the dollar and per share impact of special items. As discussed below, special items include certain charges and credits which management believes are not indicative of Duke Energy's ongoing performance. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them with an additional relevant comparison of Duke Energy’s performance across periods. Management uses these non-GAAP financial measures for planning and forecasting, and for reporting financial results to the Duke Energy Board of Directors, employees, stockholders, analysts and investors. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measures for adjusted earnings and adjusted diluted EPS are Net Income Attributable to Duke Energy Corporation (GAAP Reported Earnings) and Diluted EPS Attributable to Duke Energy Corporation common stockholders (GAAP Reported EPS), respectively.
Special items included in the periods presented include the following items which management believes do not reflect ongoing costs:

•	Costs to achieve mergers represent charges that result from strategic acquisitions.

•
Cost savings initiatives represent severance charges related to company-wide initiatives, excluding merger integration, to standardize processes and systems, leverage technology and workforce optimization.

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•	Regulatory settlements represent charges related to the Levy nuclear project in Florida and the Mayo Zero Liquid Discharge and Sutton combustion turbine projects in North Carolina.

•	Commercial Renewables impairments represent other-than-temporary, asset and goodwill impairments.

•	Impacts of the Tax Act represent estimated amounts recognized related to the Tax Cuts and Jobs Act.
Adjusted earnings also include operating results of the International Disposal Group, which has been classified as discontinued operations. Management believes inclusion of the operating results of the International Disposal Group within adjusted earnings and adjusted diluted EPS results in a better reflection of Duke Energy's financial performance during the period.
Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders or asset impairments).
Management evaluates segment performance based on segment income and other net expense. Segment income is defined as income from continuing operations attributable to Duke Energy. Segment income includes intercompany revenues and expenses that are eliminated in the Consolidated Financial Statements. Management also uses adjusted segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income adjusted for special items, which are discussed above. Management believes the presentation of adjusted segment income provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income or adjusted other net expense is segment income and other net expense.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted other net expense and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted diluted EPS and adjusted segment income may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.
Headquartered in Charlotte, N.C., Duke Energy is one of the largest energy holding companies in the United States. Its Electric Utilities and Infrastructure business unit serves approximately 7.6 million customers located in six states in the Southeast and Midwest. The company’s Gas Utilities and Infrastructure business unit distributes natural gas to approximately 1.5 million

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customers in the Carolinas, Ohio, Kentucky and Tennessee. Its Commercial Renewables business unit operates a growing renewable energy portfolio across the United States.
Duke Energy is a Fortune 125 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available at duke-energy.com.
The Duke Energy News Center serves as a multimedia resource for journalists and features news releases, helpful links, photos and videos. Hosted by Duke Energy, illumination is an online destination for stories about people, innovations, and community and environmental topics. It also offers glimpses into the past and insights into the future of energy.
Follow Duke Energy on Twitter, LinkedIn, Instagram and Facebook.

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Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "guidance," "outlook" or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to: state, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices; the extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate; the ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process; the costs of decommissioning Crystal River Unit 3 and other nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, such as self-generation and distributed generation technologies; federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures and distributed generation technologies, such as private solar and battery storage, in Duke Energy's service territories could result in customers leaving the electric distribution system, excess generation resources as well as stranded costs; advancements in technology; additional competition in electric and natural gas markets and continued industry consolidation; the influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change; the ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the U.S. electric grid or generating resources; the ability to complete necessary or desirable pipeline expansion or infrastructure projects in our natural gas business; operational interruptions to our gas distribution and transmission activities; the availability of adequate interstate pipeline transportation capacity and natural gas supply; the impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches, and other catastrophic events such as fires, explosions, pandemic health events or other similar occurrences; the inherent risks associated with the operation of nuclear facilities, including

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environmental, health, safety, regulatory and financial risks, including the financial stability of third party service providers; the timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions and general market and economic conditions; the credit ratings may be different from what the company and its subsidiaries expect; declines in the market prices of equity and fixed income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans, and nuclear decommissioning trust funds; construction and development risks associated with the completion of Duke Energy and its subsidiaries’ capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner or at all; changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants; the ability to control operation and maintenance costs; the level of creditworthiness of counterparties to transactions; employee workforce factors, including the potential inability to attract and retain key personnel; the ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent); the performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; substantial revision to the U.S. tax code, such as changes to the corporate tax rate or a material change in the deductibility of interest; the impact of potential goodwill impairments; the ability to successfully complete future merger, acquisition or divestiture plans; and the ability to implement our business strategy.
Additional risks and uncertainties are identified and discussed in Duke Energy’s and its subsidiaries’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made; Duke Energy expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
###

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended December 31, 2017
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Piedmont Merger		Regulatory Settlements		Commercial Renewables Impairments		Impacts of the Tax Act		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$826	$—		$14	B	$—		$(231)		$—		$(217)	$609
Gas Utilities and Infrastructure	140	—		—		—		(26)	D	—		(26)	114
Commercial Renewables	439	—		—		18	C	(442)		—		(424)	15
Total Reportable Segment Income	1,405	—		14		18		(699)		—		(667)	738
Other	(700)	21	A	—		—		597		—		618	(82)
Discontinued Operations	(2)	—		—		—		—		2	E	2	—
Net Income Attributable to Duke Energy Corporation	$703	$21		$14		$18		$(102)	D	$2		$(47)	$656
EPS ATTRIBUTABLE TO DUKE ENERGY CORP, DILUTED	$1.00	$0.03		$0.02		$0.03		$(0.14)		$—		$(0.06)	$0.94

A - Net of $13 million tax benefit. $34 million recorded within Operating Expenses on the Consolidated Statements of Operations.
B - Net of $9 million tax benefit. $19 million recorded within Impairment Charges and $4 million recorded within Other Income and Expenses on the Consolidated Statements of Operations.
C - Recorded within Impairment Charges on the Consolidated Statements of Operations.
D - $118 million benefit recorded within Income Tax Expense from Continuing Operations, offset by $16 million expense recorded within Gas Utilities and Infrastructure's Equity in Earnings of Unconsolidated Affiliates on the Consolidated Statements of Operations.
E - Recorded in (Loss) Income from Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares, Diluted (reported and adjusted) - 700 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Twelve Months Ended December 31, 2017
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Piedmont Merger		Regulatory Settlements		Commercial Renewables Impairments		Impacts of the Tax Act		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$3,210	$—		$98	B	$—		$(231)		$—		$(133)	$3,077
Gas Utilities and Infrastructure	319	—		—		—		(26)	D	—		(26)	293
Commercial Renewables	441	—		—		74	C	(442)		—		(368)	73
Total Reportable Segment Income	3,970	—		98		74		(699)		—		(527)	3,443
Other	(905)	64	A	—		—		597		—		661	(244)
Discontinued Operations	(6)	—		—		—		—		6	E	6	—
Net Income Attributable to Duke Energy Corporation	$3,059	$64		$98		$74		$(102)	D	$6		$140	$3,199
EPS ATTRIBUTABLE TO DUKE ENERGY CORP, DILUTED	$4.36	$0.09		$0.14		$0.11		$(0.14)		$0.01		$0.21	$4.57

A - Net of $39 million tax benefit. $102 million recorded within Operating Expenses and $1 million recorded within Interest Expense on the Consolidated Statements of Operations.
B - Net of $60 million tax benefit. $154 recorded within Impairment Charges and $4 million recorded within Other Income and Expenses on the Consolidated Statements of Operations.
C - Net of $28 million tax benefit. $92 million recorded within Impairment Charges and $10 million recorded within Other Income and Expenses on the Consolidated Statements of Operations.
D - $118 million benefit recorded within Income Tax Expense from Continuing Operations, offset by $16 million expense recorded within Gas Utilities and Infrastructure's Equity in Earnings of Unconsolidated Affiliates on the Consolidated Statements of Operations.
E - Recorded in (Loss) Income from Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares, Diluted (reported and adjusted) - 700 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended December 31, 2016
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Mergers		Cost Savings Initiatives		International Energy Operations		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$483	$—		$—		$—		$—		$—	$483
Gas Utilities and Infrastructure	89	—		—		—		—		—	89
Commercial Renewables	10	—		—		—		—		—	10
Total Reportable Segment Income	582	—		—		—		—		—	582
International Energy	—	—		—		40	C	—		40	40
Other	(209)	134	A	18	B	—		—		152	(57)
Intercompany Eliminations	1	—		—		—		(1)		(1)	—
Discontinued Operations	(601)	—		—		(40)	C	641	D	601	—
Net Income Attributable to Duke Energy Corporation	$(227)	$134		$18		$—		$640		$792	$565
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$(0.33)	$0.19		$0.03		$—		$0.92		$1.14	$0.81

A - Net of $74 million tax benefit. $10 million recorded within Operating Revenues, $198 million recorded within Operating Expenses on the Consolidated Statements of Operations.
B - Net of $11 million tax benefit. Primarily consists of severance costs recorded within Operation, maintenance and other on the Consolidated Statements of Operations.
C - Net of $26 million tax expense. Operating results of the International Disposal Group, which exclude the loss and transaction-related costs described below, recorded within (Loss) Income from Discontinued Operations, net of tax on the Consolidated Statements of Operations.
D - Recorded within (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations. Includes a loss on the sale of the International Disposal Group and other transaction-related costs.

Weighted Average Shares, Diluted (reported and adjusted) - 699 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Twelve Months Ended December 31, 2016
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Mergers		Cost Savings Initiatives		Commercial Renewables Impairment		International Energy Operations		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$3,040	$—		$—		$—		$—		$—		$—	$3,040
Gas Utilities and Infrastructure	152	—		—		—		—		—		—	152
Commercial Renewables	23	—		—		45	C	—		—		45	68
Total Reportable Segment Income	3,215	—		—		45		—		—		45	3,260
International Energy	—	—		—		—		243	D	—		243	243
Other	(645)	329	A	57	B	—		—		—		386	(259)
Intercompany Eliminations	1	—		—		—		—		(1)		(1)	—
Discontinued Operations	(419)	—		—		—		(243)	D	662	E	419	—
Net Income Attributable to Duke Energy Corporation	$2,152	$329		$57		$45		$—		$661		$1,092	$3,244
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$3.11	$0.48		$0.08		$0.07		$—		$0.95		$1.58	$4.69

A - Net of $194 million tax benefit. Includes $11 million recorded within Operating Revenues, $278 million recorded within Operating Expenses and $234 million recorded within Interest Expense on the Consolidated Statements of Operations. The interest expense primarily relates to losses on forward-starting interest rate swaps associated with the Piedmont acquisition financing.
B - Net of $35 million tax benefit. Primarily consists of severance costs recorded within Operation, maintenance and other on the Consolidated Statements of Operations.
C - Net of $26 million tax benefit. Other-than-temporary impairment included within Equity in earnings (losses) of unconsolidated affiliates on the Consolidated Statements of Operations.
D - Net of $27 million tax expense. Operating results of the International Disposal Group, which exclude the loss and impairment described below and other miscellaneous transaction-related costs, recorded within (Loss) Income from Discontinued Operations, net of tax on the Consolidated Statements of Operations.
E - Recorded within (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations. Includes a loss on the sale of the International Disposal Group, an impairment related to certain assets in Central America, and a tax benefit related to previously sold businesses.

Weighted Average Shares, Diluted (reported and adjusted) - 691 million

DUKE ENERGY CORPORATION
ADJUSTED EFFECTIVE TAX RECONCILIATION
December 2017
(Dollars in millions)

	Three Months Ended December 31, 2017			Year Ended December 31, 2017
	Balance	Effective Tax Rate		Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$866			$4,266
Costs to Achieve Piedmont Merger	34			103
Regulatory Settlements	23			158
Commercial Renewables Impairments	18			102
Impacts of the Tax Act	16			16
Noncontrolling Interests	—			(5)
Adjusted Pretax Income	$957			$4,640

Reported Income Tax Expense From Continuing Operations	$161	18.6%		$1,196	28.0%
Costs to Achieve Piedmont Merger	13			39
Regulatory Settlements	9			60
Commercial Renewables Impairments	—			28
Impacts of the Tax Act	118			118
Adjusted Tax Expense	$301	31.5%	*	$1,441	31.1%	*

	Three Months Ended December 31, 2016			Year Ended December 31, 2016
	Balance	Effective Tax Rate		Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$512			$3,734
Costs to Achieve Mergers	208			523
Cost Saving Initiatives	29			92
Commercial Renewables Impairment	—			71
International Energy Operations	66			270
Noncontrolling Interests	(2)			(7)
Intercompany Eliminations	(1)			(1)
Adjusted Pretax Income	$812			$4,682

Reported Income Tax Expense From Continuing Operations	$136	26.6%		$1,156	31.0%
Costs to Achieve Mergers	74			194
Cost Saving Initiatives	11			35
Commercial Renewables Impairment	—			26
International Energy Operations	26			27
Adjusted Tax Expense	$247	30.4%	*	$1,438	30.7%	*

*Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using pretax earnings and income tax expense, both adjusted for the impact of special items. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items.

December 2017
QUARTERLY HIGHLIGHTS
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
(In millions, except per-share amounts and where noted)	2017	2016	2017	2016
Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common stockholders
Basic	$1.00	$0.53	$4.37	$3.71
Diluted	$1.00	$0.53	$4.37	$3.71
Loss from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic	$—	$(0.86)	$(0.01)	$(0.60)
Diluted	$—	$(0.86)	$(0.01)	$(0.60)
Net income (loss) attributable to Duke Energy Corporation common stockholders
Basic	$1.00	$(0.33)	$4.36	$3.11
Diluted	$1.00	$(0.33)	$4.36	$3.11
Weighted average shares outstanding
Basic	700	699	700	691
Diluted	700	699	700	691
INCOME (LOSS) BY BUSINESS SEGMENT
Electric Utilities and Infrastructure(a)(b)	$826	$483	$3,210	$3,040
Gas Utilities and Infrastructure(c)(d)	140	89	319	152
Commercial Renewables(e)(f)	439	10	441	23
Total Reportable Segment Income	1,405	582	3,970	3,215
Other(g)(h)(i)(j)	(700)	(209)	(905)	(645)
Intercompany Eliminations	—	1	—	1
Loss from Discontinued Operations(k)	(2)	(601)	(6)	(419)
Net income (loss) Attributable to Duke Energy Corporation	$703	$(227)	$3,059	$2,152
CAPITALIZATION
Total Common Equity (%)			43%	45%
Total Debt (%)			57%	55%

Total Debt			$54,442	$50,382
Book Value Per Share			$59.62	$58.63
Actual Shares Outstanding			700	700
CAPITAL AND INVESTMENT EXPENDITURES
Electric Utilities and Infrastructure	$1,898	$2,070	$7,024	$6,649
Gas Utilities and Infrastructure(l)	—	5,242	907	5,519
Commercial Renewables	16	428	92	857
Other(m)	43	124	175	190
Total Capital and Investment Expenditures	$1,957	$7,864	$8,198	$13,215

(a) Includes charges related to regulatory settlements in Florida and North Carolina of $14 million (net of tax of $9 million) for the three months ended December 31, 2017, and $98 million (net of tax of $60 million) for the year ended December 31, 2017.

(b) Includes benefit of $231 million from impacts of the Tax Act for the three months and year ended December 31, 2017.
(c) Includes $95 million of Piedmont's earnings for the year ended December 31, 2017, and $67 million for the three months and year ended December 31, 2016.
(d) Includes benefit of $26 million from impacts of the Tax Act for the three months and year ended December 31, 2017.
(e) Includes impairment charges of $18 million for the three months ended December 31, 2017, $74 million (net of tax of $28 million) for the year ended December 31, 2017, and $45 million (net of tax of $26 million) for the year ended December 31, 2016.

(f) Includes benefit of $442 million from impacts of the Tax Act for the three months and year ended December 31, 2017.
(g) Includes costs to achieve the Piedmont merger of $21 million (net of tax of $13 million) for the three months ended December 31, 2017, and $64 million (net of tax of $39 million) for the year ended December 31, 2017.

(h) Includes charge of $597 million from impacts of the Tax Act for the three months and year ended December 31, 2017.
(i) Includes costs to achieve mergers of $134 million (net of tax of $74 million) for the three months ended December 31, 2016, and $329 million (net of tax of $194 million) for the year ended December 31, 2016.

(j) Includes a charge of $57 million (net of tax of $35 million) for the year ended December 31, 2016, primarily consisting of severance expense related to cost saving initiatives.
(k) Includes a loss on the sale of the International Disposal Group of $640 million (including tax charges of $126 million) for the three months and year ended December 31, 2016.
(l) Includes $5 billion related to the Piedmont acquisition for the three months and year ended December 31, 2016.
(m) Includes capital expenditures of the International Disposal Group prior to the sale for the year ended December 31, 2016.

December 2017
QUARTERLY HIGHLIGHTS
(Unaudited)
	Three Months Ended		Years Ended
	December 31,		December 31,
(In millions)	2017	2016	2017	2016
ELECTRIC UTILITIES AND INFRASTRUCTURE
Operating Revenues	$5,097	$4,936	$21,331	$21,366
Operating Expenses
Fuel used in electric generation and purchased power	1,504	1,493	6,379	6,595
Operation, maintenance and other	1,363	1,473	5,196	5,292
Depreciation and amortization	782	758	3,010	2,897
Property and other taxes	271	222	1,079	1,021
Impairment charges	42	4	176	16
Total operating expenses	3,962	3,950	15,840	15,821
Gains (Loss) on Sales of Other Assets and Other, net	2	(3)	6	—
Operating Income	1,137	983	5,497	5,545
Other Income and Expenses	86	88	308	303
Interest Expense	315	307	1,240	1,136
Income Before Income Taxes	908	764	4,565	4,712
Income Tax Expense	82	281	1,355	1,672
Segment Income	$826	$483	$3,210	$3,040
GAS UTILITIES AND INFRASTRUCTURE
Operating Revenues	$593	$543	$1,836	$901
Operating Expenses
Cost of natural gas	230	201	632	265
Operation, maintenance and other	102	96	393	186
Depreciation and amortization	60	56	231	115
Property and other taxes	25	26	106	70
Total operating expenses	417	379	1,362	636
Loss on Sales of Other Assets and Other, net	—	(1)	—	(1)
Operating Income	176	163	474	264
Other Income and Expenses	6	11	66	24
Interest Expense	27	27	105	46
Income Before Income Taxes	155	147	435	242
Income Tax Expense	15	58	116	90
Segment Income	$140	$89	$319	$152
COMMERCIAL RENEWABLES
Operating Revenues	$127	$119	$460	$484
Operating Expenses
Operation, maintenance and other	76	84	267	337
Depreciation and amortization	39	34	155	130
Property and other taxes	7	5	33	25
Impairment charges	23	—	99	—
Total operating expenses	145	123	554	492
(Loss) Gains on Sales of Other Assets and Other, net	(4)	1	1	5
Operating (Loss) Income	(22)	(3)	(93)	(3)
Other Income and Expenses	—	(5)	(12)	(83)
Interest Expense	23	15	87	53
Loss Before Income Taxes	(45)	(23)	(192)	(139)
Income Tax Benefit	(482)	(33)	(628)	(160)
Less: Loss Attributable to Noncontrolling Interests	(2)	—	(5)	(2)
Segment Income	$439	$10	$441	$23
OTHER
Operating Revenues	$35	$26	$138	$117
Operating Expenses
Fuel used in electric generation and purchased power	16	14	58	51
Operation, maintenance and other	(3)	226	44	371
Depreciation and amortization	52	44	131	152
Property and other taxes	4	3	14	28
Impairment charges	—	—	7	2
Total operating expenses	69	287	254	604
Gains on Sales of Other Assets and Other, net	6	9	21	23
Operating Loss	(28)	(252)	(95)	(464)
Other Income and Expenses	27	15	127	75
Interest Expense	151	140	574	693
Loss Before Income Taxes	(152)	(377)	(542)	(1,082)
Income Tax Expense (Benefit)	546	(170)	353	(446)
Less: Income Attributable to Noncontrolling Interests	2	2	10	9
Other Net Expense	$(700)	$(209)	$(905)	$(645)

DUKE ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per-share amounts)

	Years Ended December 31,
	2017	2016	2015
Operating Revenues
Regulated electric	$21,177	$21,221	$21,379
Regulated natural gas	1,734	863	536
Nonregulated electric and other	654	659	456
Total operating revenues	23,565	22,743	22,371
Operating Expenses
Fuel used in electric generation and purchased power	6,350	6,625	7,355
Cost of natural gas	632	265	141
Operation, maintenance and other	5,788	6,085	5,539
Depreciation and amortization	3,527	3,294	3,053
Property and other taxes	1,233	1,142	1,129
Impairment charges	282	18	106
Total operating expenses	17,812	17,429	17,323
Gains on Sales of Other Assets and Other, net	28	27	30
Operating Income	5,781	5,341	5,078
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	119	(15)	69
Other income and expenses, net	352	324	290
Total other income and expenses	471	309	359
Interest Expense	1,986	1,916	1,527
Income From Continuing Operations Before Income Taxes	4,266	3,734	3,910
Income Tax Expense from Continuing Operations	1,196	1,156	1,256
Income From Continuing Operations	3,070	2,578	2,654
(Loss) Income From Discontinued Operations, net of tax	(6)	(408)	177
Net Income	3,064	2,170	2,831
Less: Net Income Attributable to Noncontrolling Interests	5	18	15
Net Income Attributable to Duke Energy Corporation	$3,059	$2,152	$2,816

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common stockholders
Basic	$4.37	$3.71	$3.80
Diluted	$4.37	$3.71	$3.80
(Loss) Income from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic	$(0.01)	$(0.60)	$0.25
Diluted	$(0.01)	$(0.60)	$0.25
Net income attributable to Duke Energy Corporation common stockholders
Basic	$4.36	$3.11	$4.05
Diluted	$4.36	$3.11	$4.05
Weighted average shares outstanding
Basic	700	691	694
Diluted	700	691	694

DUKE ENERGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	December 31, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$358	$392
Receivables (net of allowance for doubtful accounts of $14 at 2017 and 2016)	779	751
Receivables of VIEs (net of allowance for doubtful accounts of $54 at 2017 and 2016)	1,995	1,893
Inventory	3,250	3,522
Regulatory assets (includes $51 at 2017 and $50 at 2016 related to VIEs)	1,437	1,023
Other	634	458
Total current assets	8,453	8,039
Property, Plant and Equipment
Cost	127,507	121,397
Accumulated depreciation and amortization	(41,537)	(39,406)
Generation facilities to be retired, net	421	529
Net property, plant and equipment	86,391	82,520
Other Noncurrent Assets
Goodwill	19,396	19,425
Regulatory assets (includes $1,091 at 2017 and $1,142 at 2016 related to VIEs)	12,442	12,878
Nuclear decommissioning trust funds	7,097	6,205
Investments in equity method unconsolidated affiliates	1,175	925
Other	2,960	2,769
Total other noncurrent assets	43,070	42,202
Total Assets	$137,914	$132,761
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$3,043	$2,994
Notes payable and commercial paper	2,163	2,487
Taxes accrued	551	384
Interest accrued	525	503
Current maturities of long-term debt (includes $225 at 2017 and $260 at 2016 related to VIEs)	3,244	2,319
Asset retirement obligations	689	411
Regulatory liabilities	402	409
Other	1,865	2,044
Total current liabilities	12,482	11,551
Long-Term Debt (includes $4,306 at 2017 and $3,587 at 2016 related to VIEs)	49,035	45,576
Other Noncurrent Liabilities
Deferred income taxes	6,621	14,155
Asset retirement obligations	9,486	10,200
Regulatory liabilities	15,330	6,881
Accrued pension and other post-retirement benefit costs	1,103	1,111
Investment tax credits	539	493
Other	1,581	1,753
Total other noncurrent liabilities	34,660	34,593
Commitments and Contingencies
Equity
Common stock, $0.001 par value, 2 billion shares authorized; 700 million shares outstanding at 2017 and 2016	1	1
Additional paid-in capital	38,792	38,741
Retained earnings	3,013	2,384
Accumulated other comprehensive loss	(67)	(93)
Total Duke Energy Corporation stockholders' equity	41,739	41,033
Noncontrolling interests	(2)	8
Total equity	41,737	41,041
Total Liabilities and Equity	$137,914	$132,761

DUKE ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Years Ended December 31,
	2017	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$3,064	$2,170	$2,831
Adjustments to reconcile net income to net cash provided by operating activities	3,570	4,647	3,869
Net cash provided by operating activities	6,634	6,817	6,700

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(8,450)	(11,533)	(5,277)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	1,782	4,251	(2,602)

Changes in cash and cash equivalents associated with assets held for sale	—	474	1,099

Net (decrease) increase in cash and cash equivalents	(34)	9	(80)
Cash and cash equivalents at beginning of period	392	383	463
Cash and cash equivalents at end of period	$358	$392	$383

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
December 2017 QTD vs. Prior Year

($ per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	International Energy	Other	Discontinued Operations	Consolidated
2016 QTD Reported Earnings Per Share, Diluted	$0.69	$0.13	$0.01	$—	$(0.30)	$(0.86)	$(0.33)
Costs to Achieve Mergers	—	—	—	—	0.19	—	0.19
Cost Savings Initiatives	—	—	—	—	0.03	—	0.03
International Energy Operations	—	—	—	0.06	—	(0.06)	—
Discontinued Operations(a)	—	—	—	—	—	0.92	0.92
2016 QTD Adjusted Earnings Per Share, Diluted	$0.69	$0.13	$0.01	$0.06	$(0.08)	$—	$0.81
Weather	0.08	—	—	—	—	—	0.08
Volume	0.02	0.01	—	—	—	—	0.03
Pricing and Riders	0.03	0.01	—	—	—	—	0.04
Operations and maintenance, net of recoverables(b)	0.11	—	—	—	—	—	0.11
Midstream Gas Pipelines	—	0.01	—	—	—	—	0.01
Duke Energy Renewables	—	—	0.01	—	—	—	0.01
Interest Expense	(0.01)	—	—	—	(0.01)	—	(0.02)
Other(c)(d)	(0.08)	—	—	—	0.02	—	(0.06)
Change in effective income tax rate(e)	0.03	0.01	—	—	(0.05)	—	(0.01)
Latin America, including foreign exchange rates	—	—	—	(0.06)	—	—	(0.06)
2017 QTD Adjusted Earnings Per Share, Diluted	$0.87	$0.17	$0.02	$—	$(0.12)	$—	$0.94
Costs to Achieve Piedmont Merger	—	—	—	—	(0.03)	—	(0.03)
Regulatory Settlements	(0.02)	—	—	—	—	—	(0.02)
Commercial Renewables Impairments	—	—	(0.03)	—	—	—	(0.03)
Impacts of the Tax Act	0.33	0.04	0.63	—	(0.86)	—	0.14
2017 QTD Reported Earnings Per Share, Diluted	$1.18	$0.21	$0.62	$—	$(1.01)	$—	$1.00

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers except Duke Energy Renewables, which uses an effective rate.

(a) Represents a loss on the sale of the International Disposal Group and other transaction-related costs.
(b) Primarily due to ongoing cost management and higher planned O&M spending in 2016.
(c) Electric Utilities and Infrastructure includes higher depreciation and amortization (-$0.02) and higher property taxes (-$0.02).
(d) Other includes lower Foundation contributions (+$0.02) and lower claims at the captive insurer (+$0.01).
(e) Primarily due to tax true-ups that offset between Electric Utilities and Infrastructure, Gas Utilities and Infrastructure, and Other.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
December 2017 YTD vs. Prior Year

	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	International Energy	Other	Discontinued Operations	Consolidated
($ per share)
2016 YTD Reported Earnings Per Share, Diluted	$4.40	$0.22	$0.03	$—	$(0.94)	$(0.60)	$3.11
Costs to Achieve Mergers	—	—	—	—	0.48	—	0.48
Cost Savings Initiatives	—	—	—	—	0.08	—	0.08
Commercial Renewables Impairment	—	—	0.07	—	—	—	0.07
International Energy Operations	—	—	—	0.35	—	(0.35)	—
Discontinued Operations	—	—	—	—	—	0.95	0.95
2016 YTD Adjusted Earnings Per Share, Diluted	$4.40	$0.22	$0.10	$0.35	$(0.38)	$—	$4.69
Change in share count(a)	(0.06)	—	—	—	—	—	(0.06)
Weather-related(b)	(0.26)	—	—	—	—	—	(0.26)
Volume	0.08	0.01	—	—	—	—	0.09
Pricing and Riders	0.16	0.01	—	—	—	—	0.17
Operations and maintenance, net of recoverables(c)	0.20	—	—	—	—	—	0.20
Piedmont Natural Gas contribution	—	0.14	—	—	—	—	0.14
Midstream Gas Pipelines	—	0.04	—	—	—	—	0.04
Duke Energy Renewables	—	—	0.01	—	—	—	0.01
National Methanol Company (NMC)	—	—	—	—	0.02	—	0.02
Interest Expense	(0.08)	—	—	—	(0.10)	—	(0.18)
Other(d)(e)	(0.06)	(0.01)	—	—	0.11	—	0.04
Change in effective income tax rate	0.02	0.01	—	(0.09)	(0.01)	—	(0.07)
Latin America, including foreign exchange rates	—	—	—	(0.26)	—	—	(0.26)
2017 YTD Adjusted Earnings Per Share, Diluted	$4.40	$0.42	$0.11	$—	$(0.36)	$—	$4.57
Costs to Achieve Piedmont Merger	—	—	—	—	(0.09)	—	(0.09)
Regulatory Settlements	(0.14)	—	—	—	—	—	(0.14)
Commercial Renewables Impairments	—	—	(0.11)	—	—	—	(0.11)
Impacts of the Tax Act	0.33	0.04	0.63	—	(0.86)	—	0.14
Discontinued Operations	—	—	—	—	—	(0.01)	(0.01)
2017 YTD Reported Earnings Per Share, Diluted	$4.59	$0.46	$0.63	$—	$(1.31)	$(0.01)	$4.36

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers except Duke Energy Renewables, which uses an effective rate.

(a) Due to the Q4 2016 share issuance used to partially fund the Piedmont acquisition. Weighted average diluted shares outstanding increased from 691 million shares to 700 million shares.
(b) Weather-related amounts include estimated volume impacts of Hurricane Irma (approximately -$0.02).
(c) Primarily due to ongoing cost management efforts, including higher planned O&M spending in 2016.
(d) Electric Utilities and Infrastructure is primarily due to higher depreciation and amortization (-$0.07) and higher property taxes (-$0.03), partially offset by higher AFUDC equity (+$0.05).
(e) Other includes lower contributions to the Duke Energy Foundation (+$0.05), a benefit related to a litigation settlement (+$0.02), higher returns on investments (+$0.01) and lower claims at the captive insurer (+$0.01).

Electric Utilities and Infrastructure
Quarterly Highlights
December 2017

	Three Months Ended December 31,				Years Ended December 31,
	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	18,559	18,057	2.8%	1.9%	80,536	83,507	(3.6%)	1.0%
General Service	18,301	18,473	(0.9%)	—%	76,343	77,764	(1.8%)	(0.1%)
Industrial	12,619	12,748	(1.0%)	—%	51,645	51,895	(0.5%)	0.3%
Other Energy Sales	139	144	(3.5%)		565	579	(2.4%)
Unbilled Sales	1,193	(328)	463.7%	n/a	1,124	750	49.9%	n/a
Total Retail Sales	50,811	49,094	3.5%	0.7%	210,213	214,495	(2.0%)	0.4%
Wholesale and Other	10,722	9,251	15.9%		42,289	43,034	(1.7%)
Total Consolidated Electric Sales - Electric Utilities and Infrastructure	61,533	58,345	5.5%		252,502	257,529	(2.0%)

Average Number of Customers (Electric)
Residential	6,576,621	6,481,081	1.5%		6,538,590	6,450,046	1.4%
General Service	978,073	966,777	1.2%		973,612	962,629	1.1%
Industrial	17,691	17,768	(0.4%)		17,722	17,843	(0.7%)
Other Energy Sales	23,406	23,177	1.0%		23,318	23,132	0.8%
Total Retail Customers	7,595,791	7,488,803	1.4%		7,553,242	7,453,650	1.3%
Wholesale and Other	54	60	(10.0%)		56	61	(8.2%)
Total Average Number of Customers - Electric Utilities and Infrastructure	7,595,845	7,488,863	1.4%		7,553,298	7,453,711	1.3%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	15,598	15,400	1.3%		72,730	73,767	(1.4%)
Nuclear	18,665	18,375	1.6%		73,892	74,160	(0.4%)
Hydro	321	153	109.8%		1,335	1,655	(19.3%)
Oil and Natural Gas	16,396	13,689	19.8%		62,702	62,150	0.9%
Renewable Energy	89	37	140.5%		418	195	114.4%
Total Generation (4)	51,069	47,654	7.2%		211,077	211,927	(0.4%)
Purchased Power and Net Interchange (5)	13,988	13,625	2.7%		54,722	59,382	(7.8%)
Total Sources of Energy	65,057	61,279	6.2%		265,799	271,309	(2.0%)
Less: Line Loss and Other	3,801	2,934	29.6%		13,574	13,780	(1.5%)
Total GWh Sources	61,256	58,345	5.0%		252,225	257,529	(2.1%)

Owned MW Capacity (3)
Summer					49,506	49,338
Winter					53,065	52,515
Nuclear Capacity Factor (%) (6)					96	96

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
December 2017

	Three Months Ended December 31,				Years Ended December 31,
	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	6,014	5,884	2.2%		26,593	27,939	(4.8%)
General Service	6,746	6,801	(0.8%)		28,388	28,906	(1.8%)
Industrial	5,313	5,396	(1.5%)		21,776	21,942	(0.8%)
Other Energy Sales	75	76	(1.3%)		301	304	(1.0%)
Unbilled Sales	745	128	482.0%		376	372	1.1%
Total Retail Sales	18,893	18,285	3.3%	1.3%	77,434	79,463	(2.6%)	0.6%
Wholesale and Other	2,253	2,370	(4.9%)		9,871	9,082	8.7%
Total Consolidated Electric Sales - Duke Energy Carolinas	21,146	20,655	2.4%		87,305	88,545	(1.4%)

Average Number of Customers
Residential	2,194,579	2,159,930	1.6%		2,181,646	2,148,432	1.5%
General Service	355,583	351,145	1.3%		353,856	349,400	1.3%
Industrial	6,229	6,270	(0.7%)		6,239	6,295	(0.9%)
Other Energy Sales	15,429	15,250	1.2%		15,375	15,190	1.2%
Total Retail Customers	2,571,820	2,532,595	1.5%		2,557,116	2,519,317	1.5%
Wholesale and Other	23	23	—%		25	24	4.2%
Total Average Number of Customers - Duke Energy Carolinas	2,571,843	2,532,618	1.5%		2,557,141	2,519,341	1.5%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	4,841	5,551	(12.8%)		25,573	25,607	(0.1%)
Nuclear	10,829	11,417	(5.2%)		44,387	44,826	(1.0%)
Hydro	175	20	775.0%		650	822	(20.9%)
Oil and Natural Gas	2,894	2,886	0.3%		10,965	11,779	(6.9%)
Renewable Energy	30	3	900.0%		126	13	869.2%
Total Generation (4)	18,769	19,877	(5.6%)		81,701	83,047	(1.6%)
Purchased Power and Net Interchange (5)	3,291	1,941	69.6%		10,346	10,737	(3.6%)
Total Sources of Energy	22,060	21,818	1.1%		92,047	93,784	(1.9%)
Less: Line Loss and Other	913	1,163	(21.5%)		4,741	5,239	(9.5%)
Total GWh Sources	21,147	20,655	2.4%		87,306	88,545	(1.4%)

Owned MW Capacity (3)
Summer					19,568	19,685
Winter					20,425	20,390
Nuclear Capacity Factor (%) (6)					96	96

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,196	1,047	14.2%		2,629	2,908	(9.6%)
Cooling Degree Days	83	60	38.3%		1,629	1,950	(16.5%)

Variance from Normal
Heating Degree Days	(5.7%)	(18.1%)	n/a		(19.2%)	(11.4%)	n/a
Cooling Degree Days	144.1%	71.4%	n/a		7.5%	29.9%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
December 2017

	Three Months Ended December 31,				Years Ended December 31,
	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	3,875	3,683	5.2%		17,228	17,686	(2.6%)
General Service	3,593	3,550	1.2%		15,354	15,557	(1.3%)
Industrial	2,559	2,482	3.1%		10,391	10,274	1.1%
Other Energy Sales	19	21	(9.5%)		80	89	(10.1%)
Unbilled Sales	506	164	208.5%		217	262	(17.2%)
Total Retail Sales	10,552	9,900	6.6%	—%	43,270	43,868	(1.4%)	0.2%
Wholesale and Other	6,244	5,138	21.5%		23,552	25,181	(6.5%)
Total Consolidated Electric Sales - Duke Energy Progress	16,796	15,038	11.7%		66,822	69,049	(3.2%)

Average Number of Customers
Residential	1,317,821	1,297,292	1.6%		1,309,968	1,291,742	1.4%
General Service	233,023	229,936	1.3%		231,950	229,007	1.3%
Industrial	4,106	4,115	(0.2%)		4,122	4,136	(0.3%)
Other Energy Sales	1,452	1,498	(3.1%)		1,456	1,537	(5.3%)
Total Retail Customers	1,556,402	1,532,841	1.5%		1,547,496	1,526,422	1.4%
Wholesale and Other	15	15	—%		14	15	(6.7%)
Total Average Number of Customers - Duke Energy Progress	1,556,417	1,532,856	1.5%		1,547,510	1,526,437	1.4%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	1,790	2,062	(13.2%)		8,598	11,570	(25.7%)
Nuclear	7,836	6,958	12.6%		29,505	29,334	0.6%
Hydro	103	41	151.2%		481	490	(1.8%)
Oil and Natural Gas	5,917	4,679	26.5%		22,565	22,716	(0.7%)
Renewable Energy	50	31	61.3%		256	177	44.6%
Total Generation (4)	15,696	13,771	14.0%		61,405	64,287	(4.5%)
Purchased Power and Net Interchange (5)	1,731	1,990	(13.0%)		7,752	7,381	5.0%
Total Sources of Energy	17,427	15,761	10.6%		69,157	71,668	(3.5%)
Less: Line Loss and Other	631	723	(12.7%)		2,335	2,619	(10.8%)
Total GWh Sources	16,796	15,038	11.7%		66,822	69,049	(3.2%)

Owned MW Capacity (3)
Summer					12,809	12,935
Winter					14,011	14,034
Nuclear Capacity Factor (%) (6)					95	94

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,102	1,013	8.8%		2,390	2,706	(11.7%)
Cooling Degree Days	115	78	47.4%		1,896	2,033	(6.7%)

Variance from Normal
Heating Degree Days	(3.1%)	(11.7%)	n/a		(19.0%)	(9.0%)	n/a
Cooling Degree Days	113.0%	39.3%	n/a		14.8%	23.9%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
December 2017

	Three Months Ended December 31,				Years Ended December 31,
	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	4,705	4,612	2.0%		19,791	20,265	(2.3%)
General Service	3,742	3,795	(1.4%)		15,089	15,288	(1.3%)
Industrial	772	816	(5.4%)		3,120	3,197	(2.4%)
Other Energy Sales	6	6	—%		24	24	—%
Unbilled Sales	(300)	(755)	60.3%		301	(257)	217.1%
Total Retail Sales	8,925	8,474	5.3%	2.9%	38,325	38,517	(0.5%)	2.1%
Wholesale and Other	489	388	26.0%		2,266	1,887	20.1%
Total Electric Sales - Duke Energy Florida	9,414	8,862	6.2%		40,591	40,404	0.5%

Average Number of Customers
Residential	1,583,652	1,555,990	1.8%		1,573,087	1,548,681	1.6%
General Service	200,139	196,708	1.7%		198,712	195,728	1.5%
Industrial	2,127	2,157	(1.4%)		2,142	2,177	(1.6%)
Other Energy Sales	1,517	1,528	(0.7%)		1,518	1,532	(0.9%)
Total Retail Customers	1,787,435	1,756,383	1.8%		1,775,459	1,748,118	1.6%
Wholesale and Other	10	14	(28.6%)		11	14	(21.4%)
Total Average Number of Customers - Duke Energy Florida	1,787,445	1,756,397	1.8%		1,775,470	1,748,132	1.6%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	1,257	2,247	(44.1%)		8,722	8,852	(1.5%)
Oil and Natural Gas	7,063	5,513	28.1%		27,370	24,884	10.0%
Renewable Energy	6	3	n/a		16	5	n/a
Total Generation (4)	8,326	7,763	7.3%		36,108	33,741	7.0%
Purchased Power and Net Interchange (5)	1,454	1,591	(8.6%)		6,557	8,998	(27.1%)
Total Sources of Energy	9,780	9,354	4.6%		42,665	42,739	(0.2%)
Less: Line Loss and Other	644	492	30.9%		2,352	2,335	0.7%
Total GWh Sources	9,136	8,862	3.1%		40,313	40,404	(0.2%)

Owned MW Capacity (3)
Summer					9,305	8,839
Winter					10,278	9,732

Heating and Cooling Degree Days
Actual
Heating Degree Days	131	81	61.7%		308	482	(36.1%)
Cooling Degree Days	550	572	(3.8%)		3,454	3,481	(0.8%)

Variance from Normal
Heating Degree Days	(33.3%)	(60.0%)	n/a		(47.6%)	(19.8%)	n/a
Cooling Degree Days	17.5%	22.3%	n/a		9.2%	10.1%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
December 2017

	Three Months Ended December 31,				Years Ended December 31,
	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	1,944	1,897	2.5%		8,349	8,699	(4.0%)
General Service	2,244	2,307	(2.7%)		9,333	9,633	(3.1%)
Industrial	1,364	1,467	(7.0%)		5,786	5,945	(2.7%)
Other Energy Sales	26	27	(3.7%)		108	109	(0.9%)
Unbilled Sales	144	67	114.9%		112	203	(44.8%)
Total Retail Sales	5,722	5,765	(0.7%)	(1.6%)	23,688	24,589	(3.7%)	(1.4%)
Wholesale and Other	285	281	1.4%		951	574	65.7%
Total Electric Sales - Duke Energy Ohio	6,007	6,046	(0.6%)		24,639	25,163	(2.1%)

Average Number of Customers
Residential	763,079	756,044	0.9%		759,865	753,409	0.9%
General Service	88,069	87,931	0.2%		87,931	87,625	0.3%
Industrial	2,501	2,507	(0.2%)		2,501	2,514	(0.5%)
Other Energy Sales	3,324	3,274	1.5%		3,305	3,258	1.4%
Total Retail Customers	856,973	849,756	0.8%		853,602	846,806	0.8%
Wholesale and Other	1	1	—%		1	1	—%
Total Average Number of Customers - Duke Energy Ohio	856,974	849,757	0.8%		853,603	846,807	0.8%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	1,041	1,017	2.4%		4,270	3,667	16.4%
Oil and Natural Gas	—	4	(100.0%)		13	32	(59.4%)
Total Generation (4)	1,041	1,021	2.0%		4,283	3,699	15.8%
Purchased Power and Net Interchange (5)	6,130	5,507	11.3%		23,318	23,648	(1.4%)
Total Sources of Energy	7,171	6,528	9.8%		27,601	27,347	0.9%
Less: Line Loss and Other	1,164	482	141.5%		2,962	2,184	35.6%
Total GWh Sources	6,007	6,046	(0.6%)		24,639	25,163	(2.1%)

Owned MW Capacity (3)
Summer					1,080	1,062
Winter					1,168	1,164

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,842	1,635	12.7%		4,245	4,483	(5.3%)
Cooling Degree Days	46	55	(16.4%)		1,079	1,400	(22.9%)

Variance from Normal
Heating Degree Days	(0.6%)	(12.6%)	n/a		(14.0%)	(9.9%)	n/a
Cooling Degree Days	187.5%	223.5%	n/a		(1.6%)	28.0%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
December 2017

	Three Months Ended December 31,				Years Ended December 31,
	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2017	2016	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	2,021	1,981	2.0%		8,575	8,918	(3.8%)
General Service	1,976	2,020	(2.2%)		8,179	8,380	(2.4%)
Industrial	2,611	2,587	0.9%		10,572	10,537	0.3%
Other Energy Sales	13	14	(7.1%)		52	53	(1.9%)
Unbilled Sales	98	68	44.1%		118	170	(30.6%)
Total Retail Sales	6,719	6,670	0.7%	(0.5%)	27,496	28,058	(2.0%)	(0.4%)
Wholesale and Other	1,451	1,074	35.1%		5,649	6,310	(10.5%)
Total Electric Sales - Duke Energy Indiana	8,170	7,744	5.5%		33,145	34,368	(3.6%)

Average Number of Customers
Residential	717,490	711,825	0.8%		714,024	707,782	0.9%
General Service	101,259	101,057	0.2%		101,163	100,869	0.3%
Industrial	2,728	2,719	0.3%		2,718	2,721	(0.1%)
Other Energy Sales	1,684	1,627	3.5%		1,664	1,615	3.0%
Total Retail Customers	823,161	817,228	0.7%		819,569	812,987	0.8%
Wholesale and Other	5	7	(28.6%)		5	7	(28.6%)
Total Average Number of Customers - Duke Energy Indiana	823,166	817,235	0.7%		819,574	812,994	0.8%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	6,669	4,523	47.4%		25,567	24,071	6.2%
Hydro	43	92	(53.3%)		204	343	(40.5%)
Oil and Natural Gas	522	607	(14.0%)		1,789	2,739	(34.7%)
Renewable Energy	3	—	n/a		20	—	n/a
Total Generation (4)	7,237	5,222	38.6%		27,580	27,153	1.6%
Purchased Power and Net Interchange (5)	1,382	2,596	(46.8%)		6,749	8,618	(21.7%)
Total Sources of Energy	8,619	7,818	10.2%		34,329	35,771	(4.0%)
Less: Line Loss and Other	449	74	506.8%		1,184	1,403	(15.6%)
Total GWh Sources	8,170	7,744	5.5%		33,145	34,368	(3.6%)

Owned MW Capacity (3)
Summer					6,744	6,817
Winter					7,183	7,195

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,970	1,782	10.5%		4,589	4,846	(5.3%)
Cooling Degree Days	38	40	(5.0%)		1,094	1,348	(18.8%)

Variance from Normal
Heating Degree Days	(0.6%)	(10.9%)	n/a		(13.5%)	(9.3%)	n/a
Cooling Degree Days	153.3%	166.7%	n/a		(0.6%)	24.5%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Gas Utilities and Infrastructure
Quarterly Highlights
December 2017

	Three Months Ended December 31,			Years Ended December 31,
	2017	2016	% Inc.(Dec.)	2017	2016	% Inc.(Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms) (1) (2)	133,478,461	120,908,508	10.4%	468,259,777	495,122,794	(5.4%)
Duke Energy Midwest LDC throughput (Mcf)	27,994,426	24,846,503	12.7%	80,934,836	81,870,489	(1.1%)

Average Number of Customers - Piedmont Natural Gas (1)
Residential	950,873	933,760	1.8%	949,515	933,344	1.7%
Commercial	101,671	100,321	1.3%	101,863	100,819	1.0%
Industrial	966	900	7.3%	966	948	1.9%
Power Generation	17	15	13.3%	16	15	6.7%
Total Average Number of Gas Customers - Piedmont Natural Gas	1,053,527	1,034,996	1.8%	1,052,360	1,035,126	1.7%

Average Number of Customers - Duke Energy Midwest
Residential	483,155	478,761	0.9%	481,645	477,729	0.8%
Commercial	43,278	43,196	0.2%	43,118	43,124	—%
Industrial	1,587	1,609	(1.4%)	1,582	1,609	(1.7%)
Other	138	142	(2.8%)	140	144	(2.8%)
Total Average Number of Gas Customers - Duke Energy Midwest	528,158	523,708	0.8%	526,485	522,606	0.7%

(1) Sales and customer data for Piedmont Natural Gas include amounts prior to the acquisition on October 3, 2016, for comparative purposes. Duke Energy's consolidated financial results for 2016 do not include Piedmont's results of operations prior to the date of acquisition.

(2) Piedmont has a margin decoupling mechanism in North Carolina and weather normalization mechanisms in South Carolina and Tennessee that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.

Commercial Renewables
Quarterly Highlights
December 2017

	Three Months Ended December 31,			Years Ended December 31,
	2017	2016	% Inc.(Dec.)	2017	2016	% Inc.(Dec.)
Renewable Plant Production, GWh	1,984	1,825	8.7%	8,260	7,446	10.9%
Net Proportional MW Capacity in Operation	n/a	n/a		2,907	2,892	0.5%